               JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	QUANTUM CORP / DE (QTM)
Date of Event Requiring Statement:	1/28/2015

Signature:	/s/ Jay Schoenfarber, as Deputy General Counsel Jay Schoenfarber, as Deputy General Counsel

Reporting Person:	GEORGE SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	QUANTUM CORP / DE (QTM)
Date of Event Requiring Statement:	1/28/2015

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	QUANTUM CORP / DE (QTM)
Date of Event Requiring Statement:	1/28/2015

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact Jay Schoenfarber, as Attorney-in-Fact